Development Program







- Medical Office – 100,000 sf
- Retail – 4,000 sf
- Multi-family Residential
  200 Units – (10% studio,
  80% 1-BR and 10% 2-BR)
- Open Space - 5 ± Acres

Overall Site Plan



Orchard Lake
Buttonwod Avenue
Multi-Family Residential Building
Medical Office Building
Crompond Road
Lafayette Avenue

Crompond Road Approach



Wellness Plaza/MOD Green



Multi-Family Residential



TOWN OF CORTLANDT SEAL NEW YORK

Gyrodyne, LLC

GYRODYNE

CAMERON ENGINEERING & ASSOCIATES, LLP

Sequencing Implementation Exhibit


EXISTING MEDICAL OFFICE BUILDINGS
TO REMAIN UNTIL PROPOSED MEDICAL
OFFICE BUILDING IS CONSTRUCTED
FRONTING CROMPOND ROAD

A



B

A Sustainable Mixed-Use Campus Plan



Gyrodyne, LLC

FLOWERFIELD

Cameron Engineering & Associates, LLP

Implementation Through Subdivision


LAND USE LEGEND:
MEDICAL OFFICE
HOTEL
ASSISTED LIVING
CATERING
LIGHT INDUSTRIAL
ACCESS EASEMENT AREA / LIGHT INDUSTRIAL
COMMON OWNERSHIP AREA / OPEN SPACE
PRIVATE RIGHT OF WAY (R.O.W.) AREA / COMMON OWNERSHIP
OPEN SPACE
OPEN SPACE ON PRIVATE PROPERTY
STP SITE
LANDBANKED PARKING
SETBACK LINE

- Zoning Compliant Plan
- Implementation Flexibility
- Existing Development Parcels
- Proposed Development Parcels

Commitment to Smart & Responsible Development


Hotel
Medical Office
Assisted Living
Economic Sustainability


Social Sustainability


Environmental Sustainability

